                                 [KEYCORP LOGO]
NEWS                             KEYCORP
                                 127 Public Square Cleveland, Ohio 44114-1306


MEDIA CONTACTS:                ANALYST CONTACTS:
  Bill Murschel(216)689-0457     Jay S. Gould (216)689- 4721
  Janet Gaydosh (216) 689-3636   Vernon L. Patterson (216) 689-0520


FOR IMMEDIATE RELEASE

        KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
        -------------------------------------------

        CLEVELAND, April 18, 1996 -- KeyCorp (NYSE: KEY) today reported earnings of $208 million, or $0.88 per common share, for the 1996 first quarter. This compares with earnings of $210 million, or $0.86 per common share, for the year-ago quarter. On a comparable basis, core earnings per common share were up 14 percent from $0.77 per common share in the year-ago quarter, adjusted to exclude an extraordinary net gain and other nonrecurring items.

        Robert W. Gillespie, KeyCorp president and chief executive officer, said, "We are pleased to report solid operating results for the first quarter, which were positively impacted by a higher net interest margin, strong fee income, continued expense control and aggressive capital management."

        Gillespie added: "We continued to make significant investments in our major business lines and the technology, marketing and human resources initiatives required to support our transformation to a nationwide bank-based financial services company." He cited the launch of KeyCorp's first small-business specialty center in Columbus, Ohio and the significant growth in telephone banking as examples. KeyCorp has announced plans to transform its branch network over the next two years into customized KeyCenters targeted around specific customer segments. KeyCorp's 24-hour telebanking centers handled nearly 10 million calls in the first quarter and generated new loan volume which was double that of the same period a year ago.

                         --more--

KEYCORP EARNINGS
APRIL 18, 1996
PAGE 2


        K. Brent Somers, KeyCorp senior executive vice president and chief financial officer, said, "The results for the first quarter of 1996 were consistent with our expectations and reflect our focus on managing the balance sheet to produce superior returns. During the quarter we securitized $38 million of auto loans, sold $500 million of residential mortgage loans and continued the planned runoff of lower-yielding securities. These actions, are pursuant to balance sheet management strategies developed in mid-1995 to improve earning asset yields, increase liquidity, and enhance capital flexibility.
Also, consistent with these strategies, we repurchased 3.4 million shares of KeyCorp common stock in the first quarter. In addition, the Board of Directors approved the redemption of the corporation's 10% Cumulative Preferred Stock effective June 30, 1996."

        Net interest income for the 1996 first quarter totaled $669 million, up $26 million or 4 percent, from the year-ago quarter. This increase reflected a 32 basis point, or 7 percent, improvement in the net interest margin to 4.70 percent, which was partially offset by a planned reduction in average earning assets of $2.0 billion, or 3 percent. The net interest margin increase was primarily attributable to wider loan spreads, the securitization and sale of lower spread assets, and the reinvestment of funds from maturing securities. Excluding securitizations and sales, average loans increased $3.2 billion, or 7 percent, from the prior-year period. Compared to the 1995 fourth quarter, net interest income was up $9 million, or 1 percent, reflecting a 17 basis point increase in the net interest margin, which was partially offset by a planned $1.3 billion, or 2 percent, decline in average earning assets. During the quarter, average loans increased 7 percent on an annualized basis, excluding the impact of loan securitizations and sales.

        Noninterest income for the 1996 first quarter totaled $249 million, up $33 million or 15 percent, from the year-ago quarter, after excluding securities losses. The improvement in core noninterest income reflected growth in all major fee-based revenues, with the largest increases coming from loan securitization income, insurance and brokerage income (up 50 percent), service charges on deposit accounts (up 9 percent), and trust and asset management income (up 9 percent). Compared to the 1995 fourth quarter, noninterest income was down $55 million, primarily due to a $44 million reduction in loan securitization income resulting from a planned decline in student loan securitizations. Also contributing to the decline were seasonal fluctuations in trust and asset management income and credit card fees.

                         --more--

KEYCORP EARNINGS
APRIL 18, 1996
PAGE 3


        Noninterest expense for the 1996 first quarter totaled $570 million, up $9 million, or 2 percent from the year ago quarter. The increase primarily reflected higher personnel expenses, an increase in the amortization of intangibles resulting from 1995 acquisitions, higher marketing expenses and the growth in loan servicing fees resulting from the March 1995 sale of the residential mortgage loan servicing business. These items more than offset the reduction in FDIC insurance assessments. Compared to the 1995 fourth quarter, noninterest expense was down $52 million. This decrease was primarily attributable to a $25 million write-off of obsolete software and an $8 million facilities related charge recorded in the 1995 fourth quarter. Other factors contributing to the decline in expenses relative to the prior quarter included lower professional fees, a reduction in FDIC insurance assessments and the impact of KeyCorp's cost control initiatives.

        Asset quality trends in the 1996 first quarter continued the return toward historical levels. Nonperforming assets ended the first quarter at $389 million, or 0.81 percent of loans plus other real estate owned and other nonperforming assets, compared with $379 million, or 0.79 percent for the previous quarter. Net loan charge-offs for the 1996 first quarter were $43 million, or 0.36 percent of average loans. This compares with $34 million, or
0.29 percent in the prior quarter. The modest increase in net charge-offs was primarily attributable to one large commercial credit, as well as a move toward historical levels in the credit card and indirect auto areas. The provision for loan losses for the 1996 first quarter was $44 million, exceeding the quarter's net loan charge-offs. The allowance for loan losses at March 31, 1996, was $875 million, basically unchanged from December 31, 1995, and represented 1.82 percent of period-end loans and 257 percent of nonperforming loans.

        At March 31, 1996, KeyCorp's assets totaled $65.1 billion and shareholders' equity totaled $5.1 billion. The Tier 1 Capital ratio was estimated at 7.52 percent and the Total Capital ratio was estimated at 11.09 percent. All of KeyCorp's banking affiliates continue to receive the FDIC's highest capital classification.

                              # # #

KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
APRIL 18, 1996
PAGE 4

                            FINANCIAL HIGHLIGHTS
               (dollars in millions, except per share amounts)

                                    Three months ended
                             --------------------------------
                              3-31-96   12-31-95     3-31-95
                             ---------  ---------   ---------
SUMMARY OF OPERATIONS
   Net interest income (TE)    $682       $673         $658
   Provision for loan losses     44         34           18
   Noninterest income           249        304          171
   Noninterest expense          570        622          561
   Income before
     extraordinary item         208        207          174
   Net income                   208        207          210

PER COMMON SHARE
   Income before
     extraordinary item      $  .88     $  .86       $  .71
   Net income                   .88        .86          .86
   Cash dividends               .38        .36          .36
   Book value at period-
     end                      21.43      21.36        19.57
   Market price at period-
     end                      38.63      36.25        28.25

AT PERIOD-END
   Full-time equivalent
     employees               28,902     29,563       30,370
   Full-service banking
     offices                  1,270      1,284        1,314

PERFORMANCE RATIOS
   Return on average
     total assets              1.28 %     1.23 %       1.28 %
   Return on average
     common equity            16.42      16.31        18.26
   Return on average
     total equity             16.22      16.11        17.99
   Efficiency (1)             61.22      63.67        64.12
   Overhead (2)               47.07      47.36        52.36
   Net interest margin         4.70       4.53         4.38

CAPITAL RATIOS AT PERIOD-END
   Equity to assets            7.88 %     7.77 %       7.12 %
   Tangible equity to
     tangible assets           6.38       6.25         6.02
   Tier 1 risk-adjusted
     capital (3)               7.52       7.53         7.96
   Total risk-adjusted
     capital (3)              11.09      10.85        11.05
   Leverage (3)                6.46       6.20         6.24

(1) Calculated as noninterest expense divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2) Calculated as noninterest expense less noninterest income (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3)  3-31-96 ratio is estimated.

TE = Taxable equivalent

KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
APRIL 18, 1996
PAGE 5

                            FINANCIAL HIGHLIGHTS
               (dollars in millions, except per share amounts)

                                Three months ended
                          --------------------------------
                           3-31-96   12-31-95     3-31-95
                          ---------  ---------   ---------
ASSET QUALITY
   Net loan charge-offs         $43        $34         $17
   Net loan charge-offs
      to average loans          .36 %      .29 %       .15 %
   Allowance for loan
      losses                   $875       $876        $867
   Allowance for loan
      losses to
      period-end loans         1.82 %     1.84 %      1.81 %
   Allowance for loan
      losses to
      nonperforming loans    256.60     263.15      285.51
   Nonperforming loans at
      period-end               $341       $333        $304
   Nonperforming assets
      at period-end             389        379         363
   Nonperforming loans to
      period-end loans          .71 %      .70 %       .63 %
   Nonperforming assets
      to period-end loans plus
      OREO and other
      nonperforming assets      .81        .79         .75


KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
APRIL 18, 1996
PAGE 6

                         CONSOLIDATED BALANCE SHEETS
                            (dollars in millions)

ASSETS                     3-31-96   12-31-95     3-31-95
                          ---------  ---------   ---------
   Loans                    $48,161    $47,692     $48,021
   Mortgage loans held
     for sale                   112        640         165
   Investment securities      1,679      1,688      10,395
   Securities available
     for sale                 7,482      8,060       1,534
   Short-term investments       507        682       1,052
                           --------   --------    --------
      Total earnings assets  57,941     58,762      61,167

   Allowance for loan losses   (875)      (876)      (867)
   Cash and due from
     banks                    2,975      3,444       3,303
   Premises and equipment     1,032      1,030       1,016
   Goodwill                     881        899         598
   Other intangible assets      160        171         197
   Corporate owned life
     insurance                1,177      1,088         516
   Other assets               1,761      1,821       1,779
                          ---------  ---------   ---------
      TOTAL ASSETS          $65,052    $66,339     $67,709
                          =========  =========   =========

LIABILITIES
   Deposits in domestic
     offices:
      Noninterest-bearing   $ 8,571    $ 9,281     $ 8,300
      Interest-bearing       36,451     36,764      37,793
   Deposits in foreign
      offices-interest-
      bearing                   379      1,237       2,719
                          ---------  ---------   ---------
      Total deposits         45,401     47,282      48,812
   Federal funds purchased
      and securities sold
      under repurchase
      agreements              5,820      5,544       4,981

   Other short-term
     borrowings               2,952      2,880       3,927
   Other liabilities          1,489      1,477       1,446
   Long-term debt             4,266      4,003       3,725
                          ---------  ---------   ---------
      TOTAL LIABILITIES      59,928     61,186      62,891

SHAREHOLDERS' EQUITY
   Preferred stock              160        160         160
   Common equity              4,964      4,993       4,658
                          ---------  ---------   ---------
      TOTAL SHAREHOLDERS'
      EQUITY                  5,124      5,153       4,818

      TOTAL LIABILITIES
      AND SHAREHOLDERS'
      EQUITY              ---------  ---------   ---------
                            $65,052    $66,339     $67,709
                          =========  =========   =========
Common Shares outstanding
    (000)                   231,670    233,703     238,188


KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
APRIL 18, 1996
PAGE 7

                      CONSOLIDATED STATEMENTS OF INCOME
               (dollars in millions, except per share amounts)

                                 Three month ended
                          --------------------------------
                           3-31-96   12-31-95     3-31-95
                          ---------  ---------   ---------
INTEREST INCOME              $1,236     $1,278      $1,245

INTEREST EXPENSE                567        618         602

                          ---------  ---------   ---------
NET INTEREST INCOME             669        660         643
Provision for loan losses        44         34          18
                          ---------  ---------   ---------
                                625        626         625

NONINTEREST INCOME
   Service charges on
    deposit accounts             72         71          66
   Trust and asset
    management income            58         62          53
   Loan securitization
    income                       13         57           6
   Credit card fees              20         25          17
   Insurance and
    brokerage income             18         17          12
   Mortgage banking
    income                        8          7          18
   Net securities gains
    (losses)                     --          1         (45)
   Other income                  60         64          44
                          ---------  ---------   ---------
      Total noninterest
      income                    249        304         171

NONINTEREST EXPENSE
   Personnel                    291        286         280
   Net occupancy                 54         58          54
   Equipment                     38         40          40
   FDIC insurance
    assessments                   2          6          25
   Amortization of
    intangibles                  22         23          17
   Professional fees             16         24          13
   Marketing                     21         19          16
   Other expense                126        166         116
                          ---------  ---------   ---------
      Total noninterest
      expense                   570        622         561
                          ---------  ---------   ---------

INCOME BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM       304        308         235
   Income taxes                  96        101          61
                          ---------  ---------   ---------
INCOME BEFORE
EXTRAORDINARY ITEM              208        207         174
   Extraordinary net gain
     from the sales of
     subsidiaries, net
     of income taxes of $25      --         --          36
                          ---------  ---------   ---------
NET INCOME                   $  208     $  207      $  210
                          =========  =========   =========

Net income applicable to
   Common Shares               $204       $203       $206
Per Common Share:
   Income before
    extraordinary item          .88        .86         .71
   Net income                   .88        .86         .86

Wtd. avg. Common Shares
  outstanding (000)         233,100    235,753     239,999
Taxable-equivalent
  adjustment                    $13        $13         $15


KEYCORP REPORTS FIRST QUARTER 1996 EARNINGS
APRIL 18, 1996
PAGE 8

                CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                (in millions)

                                      Three months ended
                             --------------------------------
                              3-31-96   12-31-95     3-31-95
                             ---------  ---------   ---------
ASSETS
   Loans                       $47,800    $47,640     $46,888
   Mortgage loans held
    for sale                       352        398         243
   Investment securities         1,685      7,011      10,231
   Securities available
    for sale                     7,864      3,890       1,623
   Short-term investments          507        540       1,272
                             ---------  ---------   ---------
      Total earning
      assets                    58,208     59,479      60,257
   Allowance for loan
    losses                        (875)      (879)       (853)
   Cash and due from
    banks                        2,662      2,883       2,623
   Other assets                  5,116      5,060       4,432
                             ---------  ---------   ---------
      TOTAL ASSETS             $65,111    $66,543     $66,459
                             =========  =========   =========

LIABILITIES
   Deposits in domestic
    offices:
      Noninterest-bearing     $  8,208   $  8,392    $  7,956
      Interest-bearing          36,603     37,233      36,776
   Deposits in foreign
    offices-interest-bearing       848      1,048       3,321
                             ---------  ---------   ---------
      Total deposits            45,659     46,673      48,053
   Federal funds purchased
    and securities sold under
    repurchase agreements        5,691      6,269       5,502
   Other short-term
    borrowings                   2,950      3,089       3,299
   Other liabilities             1,551      1,379       1,264
   Long-term debt                4,102      4,042       3,613
                             ---------  ---------   ---------
      TOTAL LIABILITIES         59,953     61,452      61,731

SHAREHOLDERS' EQUITY
   Preferred stock                 160        160         160
   Common stock                  4,998      4,931       4,568
                             ---------  ---------   ---------
      TOTAL SHAREHOLDERS'
       EQUITY                    5,158      5,091       4,728

      TOTAL LIABILITIES
       AND SHAREHOLDERS'
       EQUITY                ---------  ---------   ---------
                               $65,111    $66,543     $66,459
                             =========  =========   =========
